UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2003

Esperion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16033	38-3419139

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3621 South State St., 695 KMS Place, Ann Arbor, MI 48108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (734) 332-0506

SIGNATURES
Exhibit 2.1
Amendment #3 to the Rights Agreement
Amendment to Collaboration & License Agreement

Item 5. Other Events.

     On December 19, 2003, Esperion Therapeutics, Inc., a Delaware corporation (“Esperion”), Pfizer Inc., a Delaware corporation (“Pfizer”), and Enzo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Pfizer (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing, among other things, that Merger Sub will make a cash tender offer for any and all of the outstanding shares of Esperion common stock at a price of $35.00 per share net to the seller in cash (the “Offer”). On December 21, 2003, Esperion and Pfizer issued a joint press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the execution of the Merger Agreement.

     After acquiring shares of Esperion common stock pursuant to the Offer, Merger Sub will merge with and into Esperion, with Esperion being the surviving corporation (the “Merger”). In the Merger, holders of issued and outstanding shares of Esperion common stock will be entitled to receive $35.00 per share in cash.

     The transaction, which has been approved by Esperion’s and Pfizer’s respective boards of directors, is subject to customary regulatory approvals, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other conditions. It is expected that the acquisition will be completed in the first quarter of 2004.

     The summary of the Merger Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement attached hereto as Exhibit 2.1.

     As of December 19, 2003, the Company and StockTrans, Inc., as the rights agent, executed Amendment No. 3 (the “Rights Amendment”) to the Rights Agreement (the “Rights Agreement”), dated as of April 18, 2002, as amended, between Esperion and StockTrans, Inc. Pursuant to the Rights Amendment, neither Pfizer nor Merger Sub shall be deemed to be an Acquiring Person nor would a Triggering Event be deemed to occur (as those terms are defined in the Rights Agreement) by virtue of (a) the approval, execution, delivery or performance of the Merger Agreement and (b) the consummation of Offer, Merger and other transactions contemplated by the Merger Agreement. The Rights Amendment is attached hereto as Exhibit 4.1 and is hereby incorporated by reference.

     In connection with the execution of the Merger Agreement, Esperion executed an amendment (the “License Amendment”) to the Collaboration and License Agreement (the “Original Agreement”) dated June 24, 1998, between the Company and Pharmacia AB, which is now a subsidiary of Pfizer. The full text of the License Amendment is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

     Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

     (c)  Exhibits.

2.1	Agreement and Plan of Merger, dated as of December 19, 2003, by and among Pfizer Inc., a Delaware corporation, Enzo
Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Pfizer Inc., and Esperion Therapeutics, Inc., a Delaware corporation.

4.1	Amendment No. 3, dated December 19, 2003, to the Rights Agreement, dated April 18, 2002, between Esperion Therapeutics, Inc.
and StockTrans, Inc., as rights agent.

10.1	Amendment, dated as of December 19, 2003, to Collaboration and License Agreement, dated June 24, 1998, between Esperion
Therapeutics, Inc. and Pharmacia AB.

99.1	Joint Press Release issued by Esperion Therapeutics, Inc. and Pfizer Inc. on December 21, 2003 (Incorporated by reference to
Exhibit 99.1(a)(5)(A) to the Schedule 14D-9 of Esperion Therapeutics, Inc. filed on December 22, 2003).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPERION THERAPEUTICS, INC

By:	/s/ Roger S. Newton, Ph.D

Name: Roger S. Newton, Ph.D Title: President and Chief Executive Officer

Dated: December 23, 2003

EXHIBIT INDEX

EXHIBIT	EXHIBIT DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of December 19, 2003, by and among Pfizer, Inc., a Delaware corporation, Enzo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Pfizer Inc., and Esperion Therapeutics, Inc., a Delaware corporation.

4.1	Amendment No. 3, dated December 19, 2003, to the Rights Agreement, dated April 18, 2002, between Esperion Therapeutics, Inc. and StockTrans, Inc., as rights agent.

10.1	Amendment, dated as of December 19, 2003, to Collaboration and License Agreement, dated June 24, 1998, between Esperion Therapeutics, Inc. and Pharmacia AB.

99.1	Joint Press Release issued by Esperion Therapeutics, Inc. and Pfizer Inc. on December 21, 2003 (Incorporated by reference to Exhibit 99.1(a)(5)(A) to the Schedule 14D-9 of Esperion Therapeutics, Inc. filed on December 22, 2003).